EXHIBIT 10.1

RELEASE AGREEMENT

     WhiteWave Foods Company, together with its parent, and each of their subsidiaries and affiliates, including but not limited to Dean Foods Company, and White Wave, Inc (hereinafter collectively referred to as the “Company”) and Steven Demos (the “Employee”) agree and represent as follows:

     WHEREAS, the parties agree and wish to ensure that they have amicably resolved and settled all possible differences, claims, or matters pertaining to, arising from, or associated with Employee’s employment with the Company and subsequent Termination from employment;

     THEREFORE, the parties mutually agree to enter into this Release Agreement (the “Agreement”) and agree as follows:

     1. Termination. The Parties acknowledge that Employee’s employment with the Company terminated without cause and that Employee shall resign from any officer or director position Employee holds with the Company or any of its affiliates effective March 14, 2005, and his employment effective April 1, 2005 (the “Termination Date”). As set forth more fully below and in consideration for the execution of the Mutual Release and Waiver of All Claims described more fully in Section 8 hereof, Employee shall receive payments and consideration described in Section 3.

     2. Final Paycheck and Paid Time Off and/or Vacation Pay. The Company and Employee agree that Employee shall receive all earned salary and paid time off or vacation through the Termination Date as required by state law.

     3. Payments and Other Consideration.

               (a) In consideration of Employee’s execution of this Agreement and for the releases granted herein, the Company shall pay and provide Employee the following amounts and items, which Employee acknowledges Employee is not otherwise entitled to receive:

               (1) Cash Payments. The Company agrees to pay Employee an amount equal to (a) $153,125.00 per month on the 15th day of each month commencing October 15, 2005 and ending March 15, 2006; (b) $10,800.00 on October 15, 2005; (c) $76,562.50 per month commencing April 1, 2006 and ending March 1, 2007; and (d) $10,800.00 on October 15, 2006. In addition, the Company shall pay in a lump sum on or before March 1, 2006, the excess, if any, of the amount Employee would have received as a 2005 actual bonus over $393,750. All such payments shall be reduced by applicable taxes required to be withheld and any authorized deductions through the Company’s standard payroll process.

               (2) Acceleration of Vesting of Stock Options and DSU’s. Upon execution of this Agreement, the Company hereby accelerates the vesting of the Employee’s Stock Options and DSU’s. In lieu of exercising his options or receiving stock as provided in his DSU’s, the Company shall pay Employee a lump sum amount of $1,214,000, less required withholdings, within 10 days after the execution of this Agreement. The Company and Employee agree that as of such payment, all DSU’s and options issued to Employee are cancelled. Although the Company and Employee believe that such payment will not be considered to be subject to Section 409A of the Internal Code of 1986, as amended, should another interpretation later be determined to be more appropriate, the parties agree that the Company and Employee have agreed that payment as provided in this section 3.a.2 constitutes a cancellation of a deferred compensation arrangement as authorized by IRS Notice 2005-1, Q&A 20(a). The Company shall file Form 4 – Statement of Changes and Beneficial Ownership pursuant to Section 16 of the Exchange Act of 1934 (“Exchange Act”) within two (2) business days of cancellation of Employee’s Stock Options and DSUs pursuant to this paragraph 3(a)(2). Such Form 4 shall also indicate Employee is no longer subject to the reporting obligations of Section 16 of the Exchange Act.

               (3) Employee Benefits.

                         a. Health, Vision and Dental Benefits. Employee’s current health, dental and vision insurance coverage will terminate effective on the Termination Date. The Employee may elect COBRA continuation coverage to allow for continued health care coverage for Employee and Employee’s dependents.

                         b. Other Welfare Benefits. Employee may elect, at Employee’s own expense, conversion of any other welfare benefits to the extent such conversion is available to similarly situated employees of the Company. Employee acknowledges that Employee has no right to continued participation as an employee of the Company in any Company-sponsored benefit plans, other than as set forth in this Agreement.

                         c. Retirement Plans. Employee understands and agrees that Employee may not make any additional contributions into any Company-sponsored retirement plan, including any 401(k) plan, nor will the Company contribute to any Company-sponsored retirement plan on Employee’s behalf with respect to any amounts paid to Employee other than for services performed on or before the Termination Date. Employee acknowledges that Employee’s rights to distributions of funds held on Employee’s behalf in any Company-sponsored retirement plan will continue to be governed by such plan, with the terms of such plan or plans incorporated into this Agreement by reference.

                         d. Employee Stock Purchase Participation. Employee understands and agrees that after the Termination Date, Employee will not be eligible to purchase Company stock through the Company’s Employee Stock Purchase Plan (“ESPP”). Employee acknowledges that Employee’s rights to distribution of any stock previously purchased under the ESPP will continue to be governed by such plan, with the terms of such plans incorporated into this Agreement by reference.

                         e. Other Benefits. Employee acknowledges that Employee is waiving Employee’s rights, if any, to continued participation in any other Company-sponsored benefit plans, other than as stated in this Agreement.

               (b) Employee acknowledges that the payments to be paid by the Company pursuant to subsection 3.a will be reported to the Internal Revenue Service and other appropriate taxing authorities as income and will be subject to withholding to the extent required by law.

               (c) Employee hereby acknowledges that the payment of such payments under subsection 3.a does not entitle Employee to, and Employee specifically waives any rights to, any and all Company vacation, paid-time off, and bonuses including, but not limited to, holiday, merit, or performance bonuses after the Termination Date, except as otherwise provided herein.

               (d) Employee consents to and agrees that the Company may offset from the payments under subsection 3.a. any business expenses or other debts owed by Employee to the Company that have not been reconciled to the Company’s satisfaction, and the cost of any Company property that has not been returned by Employee to the Company, as of the date of Execution of this Agreement.

     4. Property of the Company. Employee hereby agrees to return and certifies that he has returned any and all computer programs and/or data disks, files, records, or information of any sort with regard to such confidential information, trade secrets, or any other business of the Company. Employee further agrees to return and certifies that Employee has returned all other property of the Company to the Company, including vehicles or all keys, security passes or other means of access to the Company’s plants or other facilities except that Company agrees to transfer ownership of the following to Employee: Employee’s current laptop, docking station, computer monitor, and desk chair. The Company represents as of the execution of this Agreement that the Company is unaware of any other property that Employee needs to return.

     5. Nondisparagement. Company and Employee agree that neither party will make or cause to be made any statements, observations or opinions, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the reputation of the other party.

     6. Commercial Likeness. To the best of its knowledge, the Company acknowledges that, as of the Termination Date, no packaging, product or promotional literature uses or includes Employee’s likeness, personal imagery or personal history. The Company agrees not to use Employee’s likeness, personal imagery or personal history without Employee’s written consent after the Termination Date. Notwithstanding the foregoing, the Company may continue to use any existing packaging, product or promotional literature currently in use through December 31, 2005.

     7. Proprietary, Information, Inventions and Non-Compete Agreement. The Company and Employee agree and acknowledge that Employee’s Proprietary, Information, Inventions and Non-Compete Agreement (the “Non-Compete Agreement”) signed with the Company on May 9, 2002, will continue in full force and effect in accordance with its terms; not withstanding the provisions of the Non-Compete Agreement, it shall not be a violation of the Non-Compete Agreement for Employee to hire Ms. Jan Roper after September 1, 2005.

     8. Mutual Release and Waiver of All Claims. Employee, and for Employee’s heirs, executors, and assigns, does hereby discharge and release the Company, its predecessors and affiliates, including but not limited to Dean Foods Company, its shareholders, representatives, agents, associates, servants, employees, attorneys, officers, directors, trustees, successors and assigns, from any and all liability or responsibility for all grievances, disputes, actions, and claims at law or equity, sounding in contract or tort, whether under any state or federal statutory or common law, arising out of or related in any way to Employee’s employment with and termination from employment with the Company, including but not limited to claims for wrongful discharge, unlawful discrimination, retaliation, breach of contract (express or implied), intentional or negligent infliction of emotional distress, negligence, defamation, duress, fraud, or misrepresentation, any violation of the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Equal Pay Act of 1963, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Americans with Disabilities Act, the National Labor Relations Act, any claim based upon Dean Foods 401(k) Plan or deferred compensation plan maintained on behalf of the Company’s employees, the laws of any state, and all claims under related common law, statutes, and executive orders at the federal, state and local levels of government, and any claims to any benefits from employment with the Company, other than those benefits enumerated herein or those benefits to which Employee is entitled by law.

     Company, for itself, its predecessors, successors and assigns, does hereby discharge and release Employee from any and all liability or responsibility for all grievances, disputes, actions, and claims at law or equity, sounding in contract or tort, and whether under any state or federal statutory or common law, arising out of or related in any way to Employee’s employment with and termination from employment with the Company, including but not limited to claims for breach of contract (express or implied), intentional or negligent infliction of emotional distress, negligence, defamation, duress, fraud, or misrepresentation, the laws of any state, and all claims under related common law, statutes, and executive orders at the federal, state and local levels of government.

     9. Effect of Release and Waiver. The effect of this Agreement is to waive and release any and all claims, demands, actions, or causes of action that Employee and Company may now or hereafter have against the other for any liability, whether known or unknown, vicarious, derivative, or direct. Employee’s and Company’s waivers and releases include but are not limited to any claims for damages (actual or punitive), back wages, future wages, commission payments, bonuses, reinstatement, accrued vacation leave benefits, past and future employee benefits (except to which there is vested entitlement or as provided for herein) including contributions to the Company’s employee benefit plans, compensatory damages, penalties, equitable relief, attorneys’ fees, costs of court, interest, and any and all other loss, expense, or detriment of whatever kind resulting from, growing out of, connected with, or related in any way to Employee’s employment by the Company or the termination of such employment. This release does not apply to any claims that may arise after the date Employee and the Company execute this Agreement.

     10. Indemnification. To the extent allowed by law and this Agreement, the Company shall specifically hold Employee harmless for any losses as a result of Employee’s employment by and membership on the Board of Directors of the Company. Furthermore, Company shall defend, indemnify and hold harmless Employee, against any and all claims, demands, judgments, damages, actions, injuries, administrative orders, consent agreements and orders, liabilities, penalties, attorneys fees, costs and expenses of any kind whatsoever, incurred by Employee in connection with the defense of any action, suit or proceeding relating to any acts or omissions of Employee, whether civil or administrative, in which Employee is made a party by reason of having been employed by or having been a member of the Board of Directors of the Company, provided it is established that Employee committed no intentional act outside the scope of his duties as officer or director of the Company. Further, the Company may refuse to defend Employee against any claims, demands, judgments, damages, actions, injuries, administrative orders, consent agreements and orders, liabilities, penalties, attorneys fees, costs and expenses alleging that Employee committed an act or omission outside the course and scope of his duties as an officer or director of the Company, if the Company reasonably concludes that it is more probable than not that a reasonable fact finder would conclude that Employee committed an act or omission outside the source and scope of his duties as an officer or director of the Company.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective personal representatives, heirs, executors, administrators, successors and assigns (whether such succession is, in the case of the Company, direct or indirect by purchase, merger, consolidation, change in control (as that term is defined in the Company’s Sixth Amended and Restated 1997 Stock Option and Restricted Stock Plan) or otherwise).

     12. Notice. Employee understands and agrees that he:

               (a) Has had a full twenty-one (21) days within which to consider this Agreement before executing it.

               (b) Has carefully read and fully understands all of the provisions of this Agreement.

               (c) Is, through this Agreement, releasing the Company from any and all claims Employee may have against the Company, including claims under the Age Discrimination in Employment Act of 1967.

               (d) Knowingly and voluntarily agrees to all of the terms set forth in this Agreement.

               (e) Knowingly and voluntarily intends to be legally bound by the same.

               (f) Was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of Employee’s choice prior to executing this Agreement.

               (g) Has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired.

               (h) Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Agreement is executed are not waived.

     13. Notice. Company understands and agrees that it:

               (a) Has carefully read and fully understands all of the provisions of this Agreement.

               (b) Is, through this Agreement, releasing the Employee from any and all claims Company may have against the Employee;

               (c) Knowingly and voluntarily agrees to all of the terms set forth in this Agreement.

               (d) Knowingly and voluntarily intends to be legally bound by the same.

               (e) Has consulted with an attorney of Company’s choice prior to executing this Agreement.

     14. Miscellaneous.

               (a) This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith; it may not be altered or amended except by mutual agreement evidenced by a writing signed by both parties and specifically identified as an amendment to this Agreement.

               (b) The Parties, by signing this Agreement, acknowledge that they each have been afforded an opportunity to review this Agreement with an attorney or other advisers of their choice, that they have read and understand this Agreement, and that they have signed this Agreement knowingly, voluntarily, and without any form of duress or coercion.

               (c) By signing below, the Parties acknowledge that they have the authority to do so, and such authority has not been delegated or assigned.

               (d) This Agreement is made pursuant to and shall be governed, construed, and enforced in all respects and for all purposes in accordance with the laws of the state of Colorado without regard to the law of conflicts.

     15. Signatures and Counterparts. To signify their agreement to the terms of this Agreement, the parties have executed this Agreement on the dates set forth opposite their signatures. This Agreement may be executed in counterparts. A facsimile of this Agreement and signatures shall be as effective as an original.

/s/ Steven Demos	4/12/05

Steven Demos	Date

Company:

/s/ Earl M. Jones III	4/18/05

By: Earl M. Jones, III	Date

Title:	Authorized Signatory VP-Legal

ACKNOWLEDGMENT

     I, Steven Demos, hereby acknowledge that on April 1, 2005, I received the Release Agreement (the “Agreement”) for my review and consideration.

     I also acknowledge that the Company has advised me to consult with an attorney before executing the Agreement, which is a legal document. I understand that I have twenty-one (21) days from April 1, 2005 to execute the Agreement. Further, I understand that, should I decide to execute the Agreement, I may revoke my acceptance of this Agreement within seven (7) days following the execution and that the release provision and all other provisions of the Agreement will not become effective or enforceable until the revocation period has expired.

Steven Demos	4/12/05

Steven Demos	Date

ACKNOWLEDGMENT AND WAIVER

     I, Steven Demos, as evidenced by my signature below, acknowledge and understand that by signing the Release Agreement (the “Agreement”) with the Company, sooner than twenty-one (21) days following my receipt of the Agreement, I am knowingly and voluntarily waiving my right to consider the Agreement for twenty-one (21) days and accept such lesser time as I utilized. I promise and guarantee that neither the Company, nor its parent corporation, nor any of its subsidiaries, affiliates, employees, agents or representatives, induced this waiver of the full twenty-one (21) day period by fraud, misrepresentation or a threat to withdraw or alter the Agreement before the expiration of the twenty-one (21) day period.

     I understand that I have until seven (7) days following the date of my signing of the Agreement to revoke the Agreement by delivering a signed, written revocation to a representative of the Company’s Human Resources Department.

Steven Demos	4/12/05

Steven Demos	Date